Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)
(Form Type)

Rithm Capital Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share(1)	415(a)(6) and 457(r)	2000	$10.31(3)	$20,620	0.0000927	$1.91

Fees Previously Paid				—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share(2)	415(a)(6) and 457(r)	21,471,991		(4)		(4)	Form S-3ASR(4)	333-232952(4)	August 1, 2019(4)	$11,718.26(4)
	Equity	Common Stock, par value $0.01 per share(5)	415(a)(6) and 457(r)	5000		(5)		(5)	Form S-3ASR(5)	333-232952(5)	August 1, 2019(5)	$6.12(5)
	Total Offering Amounts
	Total Fees Previously Paid							$11,724.38
	Total Fee Offsets							$11,724.38
	Net Fee Due							$0

(1)
Represents 2,000 shares of common stock, par value $0.01 per share (“Common Stock”) of the Registrant that may be offered for resale from time to time pursuant to this registration statement by the stockholders described herein, which shares may be issued under the New Residential Investment Corp. Nonqualified Stock Option and Incentive Award Plan adopted as of April 29, 2013 and amended and restated as of November 14, 2014 (the “Plan”) in connection with the exercise of options. Pursuant to Rule 416(a) under the Securities Act, the amount to be registered also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Plan or otherwise, by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding shares of Common Stock.

(2)
Represents 21,471,991 shares of Common Stock of the Company as to which awards previously have been granted under the Plan and such awards have not been exercised as of the date of this prospectus supplement. Pursuant to Rule 416(a) under the Securities Act, the amount to be registered also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that increases the number of the Company’s outstanding shares of Common Stock.

(3)
Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock reported as of August 2, 2022 as reported on the New York Stock Exchange (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, all of the 21,471,991 shares of Common Stock as to which awards previously have been granted under the Plan being registered were previously registered on the Prior Registration Statement. In connection with the registration of such shares of Common Stock on the Prior Registration Statement, the Company previously paid filing fees of $11,718.26, which will continue to be applied to such shares. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), the registration under the Prior Registration Statement of the issuance of the 21,471,991 shares of Common Stock will be terminated as of the date of effectiveness of this registration statement.

(5)
Pursuant to Rule 415(a)(6) under the Securities Act, all of the 5,000 shares of Common Stock represent shares of Common Stock previously registered in connection with resales from time to time on the Prior Registration Statement but which have not been resold as of the date hereof. In connection with the registration of such shares of Common Stock on the Prior Registration Statement, the Company previously paid filing fees of $6.12, which will continue to be applied to such shares. Pursuant to Rule 415(a)(6), the registration under the Prior Registration Statement of the resale of the 5,000 shares of Common Stock will be terminated as of the date of effectiveness of this registration statement.